Exhibit 99.1

SAKS INCORPORATED ANNOUNCES FEBRUARY

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (March 4, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $171.8 million for the four weeks ended February 27, 2010 compared to $166.6 million for the four weeks ended February 28, 2009, a 3.1% increase. Comparable store sales increased 2.0% for the month.

For February, the strongest categories at Saks Fifth Avenue stores were women’s designer apparel, women’s shoes, fine jewelry, and men’s sportswear. Saks Direct performed well for the month.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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